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                                                                         772242

                          OFFICE OF RECORDER OF DEEDS
                              Corporation Division
                           Sixth and D Streets, N. W.
                            Washington, D. C. 20001




                                  CERTIFICATE



THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Business Corporation Act have been complied with and ACCORDINGLY this Certificate of Incorporation is hereby issued to MICHAEL A. ROSENBERG & ASSOCIATES, INC.


as of July 22, 1977.


                               PETER S. RIDLEY,
                               Recorder of Deeds, D.C.

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                               By:/s/ Margurite C. Stokes
                                        Margurite C. Stokes
                                        Assistant Superintendent of Corporations

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                                                     FILING FEE...........$28.00
                                                     INDEXING FEE...........2.00
                                                     INT. LIC. FEE.......  20.00
                                                                          $42.00

                                                      FILED JUL 22 1977

                           ARTICLES OF INCORPORATION

                                       OF

                    MICHAEL A. ROSENBERG & ASSOCIATES, INC.

                  The undersigned natural persons of the age of twenty one years or more, acting as incorporators of a corporation under the District of Columbia Business Corporation Act of 1954, as amended, adopt the following Articles of Incorporation for such corporation:

                  FIRST:  The name of the corporation is

                  MICHAEL A. ROSENBERG & ASSOCIATES, INC.

                  SECOND: The period of its duration is perpetual.

     THIRD: The business, objects and purposes for which the corporation is organized are:

                  Primarily, to provide personal services for the promotion of and arrangement for various types of public entertainment programs and shows.

                  The corporation shall have the power to do any and all acts and things necessary or useful to its business and purposes, and shall have the general, specific and incidental powers and privileges granted to it by statute, including:

                  To enter into and perform contracts; to acquire and exploit patents, trade marks, trade names, rights of all kinds and related and other interests; to acquire, use, deal in and with, encumber and dispose of real and personal property without limitation including obligations

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and/or securities; to borrow and lend money and to guarantee the obligations of others for its corporate purposes; to invest and reinvest its funds, and take hold and deal with real and personal property as security for the payment of funds loaned or invested, or otherwise; to vary any investment or employment of capital of the corporation from time to time; and to create and/or participate with other corporations and entities for the performance of all undertakings, as partner, joint venturer, or otherwise, and to share or delegate control therewith or thereto.

                  To pay pensions and establish and carry out, pension, profit sharing, stock option, stock purchase, stock\ bonus, retirement, benefit, incentive or commission plans, and/or other provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to purchase insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any shareholder for the purpose of acquiring at his death shares of its stock owned by such shareholder.

                  To invest in and merge or consolidate with any corporation in such manner as may be permitted by law to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other securities; and while owner of any such stock, bonds or other securities to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other securities, and the performance of any contracts.

                  To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the District of Columbia Business Corporation Act, and to do all such acts and things and conduct business and have one or more offices and exercise its corporate powers in any and all places, without limitation.

                  FOURTH: The aggregate number of shares which the corporation is authorized to issue is Fifty Thousand (50,000).

                  All of such shares are Common shares, and the par value of each of such shares is One Dollar ($1.00).

                  FIFTH: (1) The corporation is hereby empowered to issue from time to time its authorized shares, and securities, options, warrants and/or other rights convertible thereinto, for such lawful consideration, whether money or otherwise, as the Board of Directors shall determine, and any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessments or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

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                  (2) The shareholders of the corporation do not have any
preemptive or preferential right to subscribe to or purchase unissued shares of any class of stock of the corporation whether such shares are now or hereafter authorized, or any Treasury shares to be sold by the corporation.

                  SIXTH: The minimum amount of capital with which the corporation shall commence business shall be not less than $1,000, which may be paid in money or other lawful consideration.

                  SEVENTH: Provisions for the regulation of the internal affairs of the corporation are:

                  (1) The corporation shall indemnify any and all of its directors or officers or former directors or officers, or any persons who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of this corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or persons shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders, or otherwise.

                  (2) The power to make, alter, amend and repeal bylaws is vested in the directors, but the directors may by resolution from time to time grant any or all of said power to the shareholders to such extent as said resolution shall provide.

                  (3) The private property of the incorporators, shareholders, directors and officers shall not be subject to the payment of corporate debts.

                  (4) No director shall be disqualified from voting or acting on behalf of the corporation in contracting with any other corporation in which he or she may be a director, officer or a shareholder, nor shall any director of the corporation be disqualified from voting or acting in its behalf by reason of any personal interest.

                  Further provisions for the regulation of the internal affairs of the corporation are as provided in the by-laws.

                  EIGHTH: The name of the initial registered agent of the corporation in the District of Columbia at its initial registered offices and the address thereof, are United States Corporation Company, National Press Buildings 529 - 14th Street, N.W., Washington, D.C.
20045.

                  NINTH: The number of directors constituting the full initial board of directors of the corporation is three (3) and the names and addresses, including street and number, of the

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persons who are to serve as directors until
the first annual meeting of shareholders or until their successors are elected and shall qualify are:

                  NAME                             ADDRESS

         Michael A. Rosenberg                      3512 Cameron Mills Road
                                                   Alexandria, Virginia 22035

         Pamela J. Rosenberg                       3512 Cameron Mills Road
                                                   Alexandria, Virginia 22035

         Andrew F. Oehmann, Jr.                    1054 31st Street, N.W.
                                                   Washington, D.C. 20007

                  TENTH: The name and address including street and number of each incorporator is:

                  NAME                              ADDRESS

         Katherine Dunoisin                         895 National Press Bldg.
                                                    Washington, D.C. 20045

         Leif Tonnessen                             895 National Press Bldg.
                                                    Washington, D.C. 20045

         Sharon M. Andrews                          895 National Press Bldg.
                                                    Washington, D.C. 20045

                  ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in the foregoing articles of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, directors and officers are subject to this reserved power.


Dated:  July 15, 1977                       INCORPORATORS


                                            /s/ Katherine Dunoisin
                                            -----------------------------------

                                            /s/ Leif Tonnessen
                                            -----------------------------------


                                            /s/ Sharon M. Andrews
                                            -----------------------------------

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